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                   COLLATERAL ACCOUNT AGREEMENT

                         January 3, 1997


Norwest Business Credit, Inc.
1740 Broadway
Denver, Colorado 80274-8625

Re:  Account No. 312-8003425 maintained by Norwest Bank Colorado, N.A. (the
"Bank")

Ladies and Gentlemen:

          SERVICE BUSINESS SYSTEMS, INC., a Colorado corporation (the "Client"), and the Bank are writing to confirm that they have agreed as follows:

      1. The Client will deposit in the referenced Account (the "Collateral Account") all collections of receivables and other cash proceeds of the collateral security granted to Norwest Business Credit, Inc., a Minnesota corporation (the "Lender").

      2. The Collateral Account will be operated and maintained exclusively for the Lender's benefit. The Client shall have no right to make or countermand withdrawals from the Collateral Account.

      3. The Client hereby pledges to and grants the Lender a security interest in all funds on deposit in the Collateral Account from time to time and all proceeds thereof, to secure payment of all of the Client's obligations to the Lender whether now existing or hereafter arising.

      4. After allowing two days for collection of items deposited in the Collateral Account, the Client shall instruct the Bank to transmit good funds in the amount of the deposit to Norwest Bank Minnesota, National Association, ABA No. 091000019, for the Lender's account, account no. 635-5010459.

      5. If any item deposited in the Collateral Account is returned unpaid, the Bank will so notify the Client.

      6. The Client hereby grants the Bank the right to charge its general operating account, account no. 312-8003409 maintained by the Client with the Bank for any item deposited in the Collateral Account which is returned
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unpaid.  The Bank, however, shall have no right to charge or offset amounts in the Collateral Account for items returned unpaid. Without limiting the generality of the foregoing, the Bank hereby waives any right of setoff it may have with respect to the Collateral Account.

     This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in either the Colorado state courts of general jurisdiction located in the City and County of Denver, Colorado, or the United States District Court, District of Colorado. The parties waive any right to trial by jury in any action or proceeding based on or pertaining to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     The Client may not terminate this Agreement without obtaining the Lender's prior written consent. The Bank may not terminate this Agreement without 60 days' prior written notice to the Lender. The Lender may terminate this Agreement at any time, with or without cause.

          This Agreement shall be enforceable against the Client and the Bank by the Lender and the Lender's participants, successors and assigns. The Client and the Bank waive notice of the Lender's acceptance hereof.

                                         SERVICE BUSINESS SYSTEMS, INC.

BY(Signature)                            /s/Donald V. Warriner
(Name and Title)                         Donald V. Warriner,
                                         President and CEO

                                         NORWEST BANK COLORADO, N.A.

BY(Signature)                            /s/Frank L. Cummings
(Name and Title)                         Frank L. Cummings
                                         AVP
                                   2
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Accepted:

NORWEST BUSINESS CREDIT, INC.

BY(Signature)                           /s/Greg Glessman
(Name and (Title)                       Greg Glessman
                                        Vice President





























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